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                                                                    EXHIBIT 10.9


                              REDEMPTION AGREEMENT


                 WHEREAS, as a result of the bankruptcy of Eaglespeed Oil & Lube, Inc., a New Jersey corporation ("EAGLESPEED"), Fred R. Adams, Jr. ("ADAMS") has been called upon to discharge his guaranty of the indebtedness of Eaglespeed to National Westminster Bank NJ ("BANK"); and

                 WHEREAS, Adams and Boyce F. Overstreet ("OVERSTREET"), in order to discharge their guaranty obligations to the Bank, have executed and delivered to the Bank their Renewal Term Loan Promissory Note in the principal amount of $720,064.41 (the "LOAN"); and

                 WHEREAS, in connection with the Loan, Adams is required to pledge as collateral for the Loan due the Bank by Adams and Overstreet certain shares of Cal-Maine Foods, Inc. ("CAL-MAINE"), a Delaware corporation, owned personally by Adams, and Bank is requiring a procedure whereby Bank will be assured of a purchaser of such stock in the event Adams and other guarantors of Eaglespeed default in the payment of their Loan due the Bank.

                 NOW, THEREFORE, Cal-Maine and Adams, intending to be legally bound hereby, agree as follows:

                 1. Cal-Maine acknowledges and consents to the pledge by Adams of 162 shares of the common stock (par value $1.00) of Cal-Maine to Bank which stock shall serve as collateral to secure the payment of the indebtedness owing to the Bank on the Loan.

                 2. Cal-Maine agrees that in the event of default as defined in paragraph 10 of the Loan Agreement dated March 4, 1994 by and among Bank, Overstreet and Adams and all collateral loan documents executed thereunder, including but not limited to the Renewal Term Loan Promissory Note ("Loan Documents") in the payment to Bank of the Loan, Cal-Maine or its designee agrees to purchase from Adams the shares of common stock of Cal-Maine which, at the time of such default, are pledged by Adams to Bank.

                 3. The purchase price to be paid by Cal-Maine to Adams pursuant to paragraph 2 aforesaid, shall be the per share book value of such stock computed by dividing (A) the issued and outstanding shares of Cal-Maine common stock less shares held in the treasury of Cal-Maine into (B) the net stockholders' equity computed in accordance with generally accepted accounting principles, consistently applied, as of the last day of the immediately preceding fiscal year of Cal-Maine as reflected in the audited financial statements of Cal-Maine prepared in the ordinary course of Cal-Maine's business. In this connection, Cal-





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Maine agrees to provide to the Bank annually no later than one-hundred twenty
(120) days after the close of each of its fiscal years, a copy of its financial statements audited and certified by a certified public accountant and including but not limited to a balance sheet, statement of income and statement of cash flows for the year then ended.

                 4. Cal-Maine's obligation to purchase the stock, as herein set forth, shall be contingent upon Bank notifying Adams and -Cal-Maine in writing of default under the terms of the Loan as evidenced by the Loan Documents including but not limited to the Renewal Term Loan Promissory Note in favor of Bank in the original principal amount of $720,064.41 and dated the 4th day of March, 1994, a copy of which shall have been sent to Cal-Maine by Bank, or as evidenced by the Extended Renewal Term Loan Promissory Note if the term of the Loan is extended on March 4, 1997 by the Bank, a copy of which shall have been sent to Cal-Maine by the Bank.

                 5. Upon compliance with paragraph 6 hereof, Cal-Maine expressly consents to the assignment by Adams of this Agreement, and Cal-Maine's obligation to purchase the shares of common stock of Cal-Maine expressed herein, to Bank as has been requested by Bank.

                 6. The parties hereto recognize and confirm that, under certain loan agreements or other financing transactions, Cal-Maine is restricted in its ability to redeem or otherwise acquire shares of its own stock. Therefore, it is expressly understood and agreed that except as provided in paragraph 7 below, under no circumstances shall Cal-Maine be required to redeem, or otherwise acquire shares of its common stock under the terms hereof in an amount exceeding $300,000 in any one fiscal year of Cal-Maine and to the extent otherwise permitted under the laws of the State of Delaware. Any assignee of this Agreement, or the benefits resulting haywire, shall, as a condition of such assignment, expressly agree to the limitation on Cal-Maine's obligation to redeem as set forth in this paragraph 6.

                 7. During the term of the Loan due the Bank by Adams, Cal-Maine agrees that if any shares of Cal-Maine common stock owned by Adams are sold by Adams other than to members of the Adams family (as "family" is defined in Section 447 of the Internal Revenue Code)in an amount in excess of Five Hundred Thousand ($500,000.00) Dollars in any fiscal year of Cal-Maine (excluding any sales the proceeds of which are used by Adams to make payments to Bank), Cal-Maine shall, upon written request by the Bank, redeem from Bank the percentage of the Collateral held by the Bank computed by multiplying the number of shares held by the Bank by a fraction, the numerator of which is the number of shares then sold, transferred, redeemed or otherwise disposed of by Adams, and the denominator of which is the total number of shares of Cal-Maine common stock owned by Adams immediately prior to such sale.





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                 8.       Nothing contained herein shall be construed or
interpreted in any manner as constituting a guaranty by Cal-Maine of the obligations of Overstreet or Adams which underlie the pledge of the stock of Cal-Maine by Adams as hereinbefore described and nothing herein contained shall be in any manner construed as agreement by Cal-Maine to pay such indebtedness or any costs relating thereto, it being expressly agreed that the sole obligation of Cal-Maine pursuant to this Agreement shall be to redeem the shares of its common stock pledged by Adams to Bank under the terms and conditions expressly set forth herein.

                 9.       Notice to Adams shall be sent to:

                                          Fred R. Adams, Jr.
                                          3320 W. Woodrow Wilson Avenue
                                          Jackson, Mississippi 39209

                          Notice to Cal-Maine shall be sent to:

                                          Cal-Maine Foods, Inc.
                                          Attn: -B.  J. Raines, Vice President
                                          3320 W. Woodrow Wilson Avenue
                                          Jackson, Mississippi 39209

                          With a copy to:

                                          James Neeld III
                                          Wells, Moore, Simmons & Neeld
                                          1300 Deposit Guaranty Plaza
                                          210 East Capital Street
                                          Jackson, Mississippi 39215

                 10. In the event that, during the term of the Loan and until the Loan is paid in full, any share dividend, recapitalization, reclassification, readjustment, issuance and/or sale of additional classes or series of capital stock or securities, or other change is declared or made in the capital structure of Cal-Maine, all new, substituted and additional shares, or other securities, issued in Adams' name with respect to the Cal-Maine shares pledged by Adams to the Bank by reason of any such change, shall be delivered by Cal-Maine directly to the Bank under the terms of the Stock Pledge/Hypothecation and Security Agreement between Adams and the Bank, in the same manner as the Cal-Maine shares originally pledged thereunder by Adams.
The parties agree that this paragraph is intended to prevent the dilution of the shares of Cal-Maine pledged by Adams to the Bank. In the event of an occurrence as provided herein, Adams shall be permitted to make an additional written





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request (in addition to the written request set forth in paragraph 4(c)(ii) of the Pledge/Hypothecation and Security Agreement (the "Pledge Agreement") between Adams and the Bank for the re-assignment and re-transfer ff necessary of the number of whole shares (but not fractional shares) of the Collateral representing the value of the Collateral exceeding one hundred twenty (120%) percent of the obligations then due the Bank as provided in paragraphs 4(c)(i)(ii) and (iii) of the Pledge Agreement.

                 11. This Redemption Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, "executors, administrators, successors and assigns.

                 IN WITNESS WHEREOF, Adams and Cal-Maine have executed this Agreement effective as of the 7th day of March, 1994.



                            /s/ Fred R. Adams, Jr.
-----------------------     ---------------------------------------
Witness                             Fred R. Adams, Jr.




                            CAL-MAINE FOODS, INC.



                            By:/s/ Fred R. Adams, Jr.
                               ---------------------------------------------
                               Fred R. Adams, Jr., Chief Executive Officer

(Corporate Seal)


                            Attest:



                            /s/ Charles F. Collins
                            ----------------------------------------
                            Charles F. Collins, Assistant Secretary





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